Exhibit 23B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements of Myers Industries, Inc. and Subsidiaries and in the related prospectus of our report dated March 15, 2005 (except for the effects of discontinued operations described in the discontinued operations footnote, as to which the date is March 16, 2007), with respect to the consolidated financial statements of Myers Industries, Inc. and Subsidiaries for the year ended December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Number	Description of Registration Statement

333-90367	Registration Statement (Form S-8) pertaining to the Myers Industries, Inc. 1999 Incentive Stock Plan and the Myers Industries, Inc. Amended and Restated Employee Stock Purchase Plan.

33-50286	Registration Statement (Form S-3) pertaining to the Myers Industries, Inc. Dividend Reinvestment and Stock Purchase Plan
/s/ Ernst & Young LLC
Akron, Ohio
March 16, 2007